UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the Choice Hotels International, Inc. (the “Company”) annual meeting of stockholders held on May 1, 2006, the stockholders of the Company, upon recommendations of the Board of Directors, approved the Choice Hotels International, Inc., 2006 Long-Term Incentive Plan (“2006 LTIP”). The 2006 LTIP will replace the 1997 Long-Term Incentive Plan (“1997 LTIP”), the 1997 Non-Employee Director Stock Compensation Plan (“Director Stock Plan”), and the Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan (“Director Option Plan”) that expire on October 15, 2007. Upon approval of the 2006 LTIP by shareholders, the existing 1997 LTIP, the Director Stock Plan and the Director Option Plan were terminated, and the unused shares in those plans will no longer be available for grant.

A description of the 2006 LTIP is set forth under Proposal 2 (APPROVAL OF THE CHOICE HOTELS INTERNATIONAL 2006 LONG-TERM INCENTIVE PLAN) in the Company’s 2006 Proxy Statement, as filed with the SEC on March 31, 2006, which is incorporated herein by reference. That summary is qualified in its entirety by the full text of the 2006 LTIP, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit 10.1— Choice Hotels International, Inc., 2006 Long-Term Incentive Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2006	/s/ Joseph M. Squeri
Joseph M. Squeri
Executive Vice President, Operations and Chief Financial Officer

3